EX-23
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Consent of Independent Registered Public Accounting Firm

The Board of Director and Stockholders

China Lithium Technologies, Inc.
New York City, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169807) of China Lithium Technologies, Inc. of our report dated September 23, 2011, relating to the consolidated financial statements of China Lithium Technologies, Inc., which appear in this Form 10-K for the year ended June 30, 2011.

/s/ P.C. Liu, CPA, P.C. Pearl Liu, CPA

Flushing, NY
October 13, 2011